Exhibit 32.1
ADDITIONAL CERTIFICATIONS
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Shaw	Date: May 8, 2007
Chairman of the Board and
Chief Executive Officer
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Mooney	Date: May 8, 2007
Executive Vice President and
Chief Financial Officer
     These additional certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, and are not being filed as part of the Report or as a separate disclosure document.